Exhibit 10.18

THIS AGREEMENT is made on 6 March 2020

BETWEEN

(1)	Alpha US Bidco, Inc. (“Alpha Bidco”);

(2)	Atotech UK Topco Limited (“Old Atotech”);

(3)	Atotech Limited (“New Atotech”); and

(4)	Carlyle Investment Management L.L.C. (the “Consultant”, together with the Alpha Bidco, Old Atotech and New Atotech the “parties” and each a “party”).

WHEREAS

(A)	Alpha Bidco, Old Atotech and the Consultant are party to that certain Consulting Services Agreement dated as of 31 January, 2017 (the “Agreement”).

(B)

Pursuant to Section 8 and Section 9 of the Agreement, Alpha Bidco, New Atotech and the Consultant desire to amend the Agreement to replace and substitute Old Atotech with New Atotech as the Company (as such term is defined in the Agreement).

(C)	Pursuant to Section 8 of the Agreement, the parties desire to amend Section 5(a) of the Agreement in its entirety as set forth below.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

Terms used in this amendment agreement shall, unless otherwise defined herein or the context otherwise requires, bear the meaning ascribed to them in the Agreement.

2.	AMENDMENTS

2.1

In consideration for the mutual obligations of the parties as set out in this amendment agreement, each of the parties to this amendment agreement hereby agrees that with effect from the date hereof the Agreement shall be amended in accordance with the changes set forth below:

(a)

As of the date hereof Old Atotech hereby assigns, and New Atotech is hereby vested with and assumes, all the rights, powers, privileges and duties of Old Atotech under the Agreement. New Atotech does hereby assume any duties, obligations or liabilities of Old Atotech, and New Atotech shall have any liabilities, duties or obligations in respect of any acts or omissions by Old Atotech for any period on or prior to the date hereof. As of the date hereof all references to “Company” under the agreement shall refer to New Atotech.

(b)	The parties hereby agree that as of the date hereof Section 5(a) of the Agreement is replaced in its entirety as follows:

(i)

This Agreement will continue in full force and effect until the earlier of (i) the date upon which Consultant and its Affiliates collectively and beneficially own less than ten percent (10%) of the outstanding voting securities of the Company, its successor, any parent entity of the Company or such successor; and (ii) the second anniversary of the initial public offering of the Company; provided that (a) this Agreement may be terminated at any time by written notice to the Company from the Consultant and (b) this Agreement shall

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automatically terminate upon a material breach not remedied with 60 days by the Consultant and its Affiliates. For the avoidance of doubt, termination of this Agreement will not relieve any party from liability for any breach of this Agreement at or prior to such termination. In the event of a termination of this Agreement, on the date of such termination, the Company will pay to the Consultant (or its designee) all unpaid Consulting Fees due to the Consultant with respect to periods ending on the date of termination and will reimburse the Consultant for all Out-of-Pocket Expenses as of such date of termination.

(c)

In furtherance of the foregoing, the undersigned hereby (x) consent to each of the provisions of this amendment agreement, (y) waive any consents or amendments to the Agreement needed to effectuate the foregoing provisions of this amendment agreement, and (z) waive any prior notice requirement or waiting period prior to the effectiveness of each of the provisions of this amendment agreement otherwise provided for in the Agreement.

3.	COUNTERPARTS

This amendment agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this amendment agreement but all the counterparts together shall constitute but one and the same instrument.

4.	GOVERNING LAW AND JURISDICTION

4.1	This amendment agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

4.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

4.3

For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this amendment agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this amendment agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this amendment agreement.

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IN WITNESS WHEREOF, the parties have caused this amendment agreement to be executed and delivered by their duly authorized officers or agents as of the date first referenced above as set forth below.

SIGNED by CARLYLE INVESTMENT MANAGEMENT L.L.C.

By:	/s/ Catherine L. Ziobro
Name:	Catherine L. Ziobro
Title:	Managing Director and Chief Compliance Officer

[Signature Page to Amendment Agreement (Consulting Services Agreement)]

SIGNED by ALPHA US BIDCO, INC.

By:	/s/ Geoff Wild
Name:	Geoff Wild
Title:	President

[Signature Page to Amendment Agreement (Consulting Services Agreement)]

SIGNED by ATOTECH LIMITED

By:	/s/ Geoff Wild
Name:	Geoff Wild
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement (Consulting Services Agreement)]

SIGNED by ATOTECH UK TOPCO LIMITED

By:	/s/ Geoff Wild
Name:	Geoff Wild
Title:	Director

By:	/s/ Shaun Mercer
Name:	Shaun Mercer
Title:	Director

[Signature Page to Amendment Agreement (Consulting Services Agreement)]